UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2020

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2020, subsidiaries of Blueknight Energy Partners, L.P. (the “Partnership”) and a subsidiary of Ergon, Inc. (“Ergon”) executed a first amendment to the Lessee Operated Facilities Lease Agreement, a first amendment to the Owner Operated Storage, Throughput and Handling Agreement, and a second amendment to the Storage, Throughput and Handling Agreement (together, the “Amendments”). The Amendments extend the existing five-year terms of each original agreement to seven-year terms, which are scheduled to expire on December 31, 2025. No other changes to terms and conditions were made. Ergon is the owner of the general partner of the Partnership.

The foregoing description is a summary of the Amendments and is qualified in its entirety by reference to the Amendments, copies of which are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Amendment to Lessee Operated Facilities Lease Agreement, dated January 8, 2020, by and between BKEP Materials, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc.
10.2	—	Amendment to Owner Operated Storage, Throughput and Handling Agreement, dated January 8, 2020, by and between BKEP Materials, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc.
10.3	—	Second Amendment to Storage, Throughput and Handling Agreement, dated January 8, 2020, by and between BKEP Materials, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By: Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: January 13, 2020	By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer & Corporate Secretary